UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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Guess?, Inc.
(Name of Registrant as Specified in Its Charter)

LEGION PARTNERS HOLDINGS, LLC

LEGION PARTNERS, L.P. I

LEGION PARTNERS, L.P. II

LEGION PARTNERS SPECIAL OPPORTUNITIES, L.P. XVIII

LEGION PARTNERS, LLC

LEGION PARTNERS ASSET MANAGEMENT, LLC

CHRISTOPHER S. KIPER

RAYMOND T. WHITE

GRETCHEN E. CARLSON

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Legion Partners Holdings, LLC, a Delaware limited liability company (“Legion Partners Holdings”), together with the other participants named herein (collectively, “Legion”), has filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes against the election of certain director candidates nominated by Guess?, Inc., a Delaware corporation (the “Company”) for election at the Company’s 2022 annual meeting of shareholders.

On April 12, 2022, Legion sent the following e-mail to shareholders of the Company:

I'm Gretchen Carlson, the woman who sued former Chairman and CEO Roger Ailes at Fox News for harassment and retaliation 5 1/2 years ago and inadvertently ignited the latest iteration of the #metoo movement. Since that time, I've made it my life passion to make workplaces safer for all women.

Earlier this this year, I was successful in getting my landmark bipartisan legislation passed in Congress and stood with the President and Vice President on March 3rd to sign the bill into law. The law — the biggest labor law change in the last 100 years — eliminates the ability for companies to force employees into the secret chamber of arbitration for harassment and assault claims — instead offering all an open jury process if they so choose. It should be a game changer for millions.

I’m writing today about Guess? Inc. (GES) and its upcoming annual meeting scheduled for April 22, 2022. There is a very important “vote no” campaign being undertaken by Legion Partners against directors Paul and Maurice Marciano, in large part due to the long history of numerous allegations, lawsuits, and costly settlements related to alleged sexual harassment and assault against Paul Marciano. This situation is garnering significant media and shareholder attention, and I believe there will be a focus on how shareholders exercise their votes on this critical matter.

Every vote is important and we believe you may be able to vote a number of Guess shares. Can you please provide the appropriate contact person with whom myself and Legion Partners may discuss our perspectives in regards to the situation, along with applicable voting policy(ies) which may ultimately govern this very important decision?

I look forward to connecting soon.

Thank you

Gretchen